UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2024

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described in Item 5.07 below, on June 12, 2024, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Ambarella, Inc. (the “Company”), the Company’s shareholders approved the amendment and restatement of the Ambarella, Inc. 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”). The Amended and Restated 2021 Plan had been previously approved, subject to shareholder approval at the Annual Meeting, by the Board of Directors of the Company.

A summary of the Amended and Restated 2021 Plan is set forth in “Proposal 4 - Approval of the Ambarella, Inc. 2021 Equity Incentive Plan, as Amended and Restated” on pages 63 to 74 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 3, 2024. That summary and the foregoing description of the Amended and Restated 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2021 Plan, which is filed to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2024, Ambarella, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders. Of the 40,984,855 ordinary shares outstanding as of April 18, 2024, the record date for the meeting, 33,468,045 ordinary shares were represented at the meeting in person or by proxy, constituting approximately 81.66% of the outstanding ordinary shares entitled to vote at the meeting. The matters voted upon at the meeting and the voting results with respect to each such matter are set forth below:

(i)	Election of two Class III Directors

Each of the following nominees was elected to serve as a Class III director, to hold office until the Company’s 2027 annual meeting of shareholders or until his or her respective successor has been duly elected and qualified.

Name	For	Withheld
Hsiao-Wuen Hon, Ph.D.	26,979,348	834,805
Christopher B. Paisley	22,151,293	5,373,649

There were 5,653,892 broker non-votes with respect to the election of Dr. Hon and 5,943,103 broker non-votes with respect to the election of Mr. Paisley.

(ii)	Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025 was ratified based on the following results of voting:

For: 33,136,111	Against: 257,511	Abstentions: 74,423

(iii)	Advisory Vote to Approve Executive Compensation

The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement, based on the following results of voting:

For: 24,544,925	Against: 3,173,912	Abstentions: 95,316

There were 5,653,892 broker non-votes with respect to this proposal.

(iv)	Approval of the Company’s Amended and Restated 2021 Equity Incentive Plan

The Company’s shareholders approved the Amended and Restated 2021 Plan based on the following results of voting:

For: 17,910,750	Against: 9,857,058	Abstentions: 46,345

There were 5,653,892 broker non-votes with respect to this proposal.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Ambarella, Inc. Amended and Restated 2021 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2024	Ambarella, Inc.

/s/ Michael Morehead
Michael Morehead General Counsel and Corporate Secretary